POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that Donald H. Burkhardt constitutes and appoints John Y. Keffer, David I. Goldstein, Thomas G. Sheehan and Anthony C.J. Nuland and each of them, to act severally as attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned in any and all capacities to sign the Registration Statement and any amendments thereto, on Form N-14 of Norwest Advantage Funds relating to the acquisition of all the assets of , and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, and their substitute or substitutes, may do or cause to be done by virtue hereof.


                                                       /s/ Donald H. Burkhardt
                                                     ---------------------------
                                                             Donald H. Burkhardt


Dated:  January 24, 1996